UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2007

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As reported in the Company's 10-QSB for the quarter ended March 31, 2007, which was filed on May 15, 2007, the Company had reached agreements with the bridge lender and the demand note lender to repay the entire principal and accrued interest on these debts. The principal of the bridge loan of $1,515,000 plus accrued interest of approximately $166,000, along with principal of the demand loan of $150,000 plus accrued interest of approximately $7,000, was repaid by the Company on May 23, 2007 from unrestricted cash. In addition, for the various term extensions granted by the bridge lender, the Company issued approximately 56,000 shares of common stock, which represents 10% of the principal and interest repaid, divided by the five-day average share price prior to repayment of the debt.
In order for the repayment of bridge and demand loans to comply with the terms of the covenants of the bondholders of the New Jersey Economic Development Authority bonds, the bridge lender has obtained a letter of credit in favor of the Company for $1,825,000. This letter of credit is due to expire on April 7, 2008, and allows for a one-time draw down during the thirty days prior to expiration. The letter of credit is supported by assets of the bridge lender, and the Company has reimbursed to the bridge lender the letter of credit fee of $27,375. In the event that the Company utilizes the funds available under the letter of credit, we are required to issue additional shares of common stock equal to 60% of the amount utilized, calculated by dividing 60% of the amount used by the then-current share price. In addition the Company is required to repay principal and interest, stated at 12%. If the total standby letter of credit was used, the total shares issued under this calculation would be approximately 337,000, if the stock was then trading at the current market price. The Company has no way to determine how many shares would actually be issued at the share price in the future, nor the amount that might be drawn on the letter of credit. The Company has received the approval from the bondholder of the New Jersey Economic Development Authority Bonds to enter into this agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

10.1D Form of amendment and ongoing agreement with bridge lender

10.1E Form of Letter of Credit in favor of Converted Organics Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

May 25, 2007	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President, Chairman and CEO

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Exhibit Index

Exhibit No.	Description

10.1 D	Form of amendment and ongoing agreement with bridge lender
10.1 E	Form of LOC in favor or Converted Organics Inc.